Exhibit 23.1

CHANG LEE LLP
Chartered Accountants
606 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Lexaria Corporation on Form S-8 of our report dated January 21, 2011, appearing in the Annual Report on Form 10-K of Lexaria Corporation for the year ended October 31, 2010.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Vancouver, British Columbia, Canada	/s/ CHANG LEE LLP
June 30, 2011	Chartered Accountants